Exhibit 4.4

PLATINUM ENERGY SOLUTIONS, INC.

$115,000,000 14.25% Senior Secured Notes due 2015 and

115,000 Warrants to Purchase Common Stock

REGISTRATION RIGHTS AGREEMENT

March 3, 2011

GLOBAL HUNTER SECURITIES, LLC

400 Poydras Street

Suite 3100

New Orleans, Louisiana 70130

and

KNIGHT CAPITAL AMERICAS, L.P.

51 East Weaver Street

1 Greenwich Office Park South

2nd Floor

Greenwich, Connecticut 06831

PLATINUM ENERGY SOLUTIONS, INC., a Nevada corporation (the “Issuer”), has engaged GLOBAL HUNTER SECURITIES, LLC and KNIGHT CAPITAL AMERICAS, L.P., (f/k/a Knight Libertas, LLC) (the “Placement Agents”) in connection with the Issuer’s sale of 115,000 units (the “Units”), consisting of $115,000,000 aggregate principal amount of its 14.25% Senior Secured Notes due 2015 (the “Notes”) and 115,000 warrants to purchase shares of common stock, par value $0.001, of the Issuer (the “Warrants,”), to the purchasers thereof (the “Purchasers”), upon the terms set forth in the Purchase Agreement dated February 28, 2011, by and among the Issuer and the Purchasers (the “Purchase Agreement”). As an inducement to the Purchasers to enter into the Purchase Agreement, the Issuer and PLATINUM PRESSURE PUMPING, INC., a Delaware company (the “Guarantor”), agree with the Placement Agents, for the benefit of the Holders (as defined below) of the Notes as follows:

1.	Definitions

Capitalized terms that are used herein without definition and are defined in the Purchase Agreement shall have the respective meanings ascribed to them in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

Additional Interest: See Section 4(a).

Advice: See Section 6(w).

Agreement: This Registration Rights Agreement, dated as of the Closing Date, among the Issuer, the Guarantor and the Placement Agents.

Applicable Period: See Section 2(e).

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: March 3, 2011.

day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 270th day after the Closing Date.

Effectiveness Period: See Section 3(a).

Event Date: See Section 4(b).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

Exchange Notes: Senior Secured Notes due 2015 of the Issuer, identical in all material respects to the Notes, including the guarantees endorsed thereon, except for references to series and restrictive legends.

Exchange Offer: See Section 2(a).

Exchange Offer Registration Statement: See Section 2(a).

Filing Date: The 180th day after the Closing Date.

FINRA: Financial Industry Regulatory Authority.

freely tradable: A Transfer Restricted Security shall be deemed to be “freely tradable” at any time of determination if at such time of determination (i) it may be sold to the public pursuant to Rule 144 under the Securities Act by a person that is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer without regard to any of the conditions specified therein (other than the holding period requirement in paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) it does not bear any restrictive legends relating to the Securities Act.

Guarantor: See the introductory paragraph to this Agreement. In addition, the term includes any other subsidiary of the Issuer that in the future guarantees the obligations of the Issuer under the Notes, the Exchange Notes and the Indenture.

Holder: Any beneficial holder of Transfer Restricted Securities.

Indemnified Party: See Section 8(c).

Indemnifying Party: See Section 8(c).

Indenture: The Indenture, dated as of the Closing Date, among the Issuer, the Guarantor and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the Notes are being issued, as amended or supplemented from time to time in accordance with the terms hereof.

Initial Shelf Registration Statement: See Section 3(a).

Inspectors: See Section 6(o).

Issuer: See the introductory paragraph to this Agreement.

Lien: Shall have the meaning set forth in the Indenture.

Losses: See Section 8(a).

Maximum Contribution Amount. See Section 8(b).

Notes: See the introductory paragraph to this Agreement.

Participating Broker-Dealer: See Section 2(e).

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Placement Agency Agreement: That certain Placement Agency Agreement, of even date with the Purchase Agreement, by and among the Issuer and the Placement Agents.

Placement Agents: See the introductory paragraph to this Agreement.

Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Transfer Restricted Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

Purchase Agreement: See the introductory paragraph to this Agreement.

Records: See Section 6(o).

Registration Statement: Any registration statement of the Issuer and the Guarantor filed with the SEC under the Securities Act (including, but not limited to, the Exchange Offer Registration Statement, the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statement) that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

Rule 144: Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer or such securities being free of the registration and prospectus delivery requirements of the Securities Act.

Rule 144A: Rule 144A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

Rule 415: Rule 415 promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

Rule 430A: Rule 430A promulgated under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

SEC: The Securities and Exchange Commission.

Securities: The Notes and the Exchange Notes.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

Security Documents: Shall have the meaning set forth in the Indenture.

Shelf Filing Date: See Section 3(a).

Shelf Notice: See Section 2(i).

Shelf Registration Statement: See Section 3(b).

Subsequent Shelf Registration Statement: See Section 3(b).

TIA: The Trust Indenture Act of 1939, as amended.

Transfer Restricted Securities: Notes; provided, however, that a Note shall cease to be a Transfer Restricted Security upon the earliest to occur of the following: (i) in the circumstances contemplated by Section 2(a), the Note has been exchanged for an Exchange Note in an Exchange Offer and, if such Note has been exchanged for an Exchange Note by a Participating Broker-Dealer, such Exchange Note is sold to a purchaser who has received from such Participating Broker-Dealer on or prior to such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement as contemplated by Section 2(e); (ii) in the circumstances contemplated by Section 3, a Shelf Registration Statement registering such Note, under the

Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Note is actually sold by the holder thereof pursuant to Rule 144 under circumstances in which any legend borne by such Note, relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Issuer or pursuant to the Indenture; or (iv) such Note shall cease to be outstanding.

Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange Notes.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

Units: See the introductory paragraph to this Agreement.

Warrants: See the introductory paragraph to this Agreement.

2.	Exchange Offer

(a)	Exchange Offer Registration Statement. Unless the Exchange Offer (as defined below) would not be permitted by applicable laws or a policy of the SEC, the Issuer shall (and shall cause each Guarantor to) (i) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a registration statement (the “Exchange Offer Registration Statement”) on an appropriate form under the Securities Act with respect to an offer (the “Exchange Offer”) to the Holders of Notes to issue and deliver to such Holders, in exchange for the Notes, a like principal amount of Exchange Notes, (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective on or prior to the Effectiveness Date, (iii) use its reasonable best efforts to keep the Exchange Offer Registration Statement effective until the consummation of the Exchange Offer in accordance with its terms, (iv) commence the Exchange Offer as soon as practicable after the date on which the Exchange Offer Registration Statement is declared effective, and (v) issue on or prior to 30 Business Days, or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective, Exchange Notes, including the related guarantees, as applicable in exchange for all Notes tendered prior thereto in the Exchange Offer. The Exchange Offer shall not be subject to any conditions, other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the staff of the SEC.

(b)	Exchange Notes Issued Under the Indenture. The Exchange Notes shall be issued under, and entitled to the benefits of, (i) the Indenture or a trust indenture that is identical to the Indenture, other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualifications thereof under the TIA and (ii) the Security Documents.

(c)	Interest on the Exchange Notes. Interest on the Exchange Notes will accrue from the last interest payment due date on which interest was paid on the Notes surrendered in exchange therefor or, if no interest has been paid on the Notes, from the date of original issue of the Notes. Each Exchange Note shall bear interest at the rate set forth thereon; provided, that interest with respect to the period prior to the issuance thereof shall accrue at the rate or rates borne by the Notes from time to time during such period.

(d)	Holder Representations. The Issuer may require each Holder as a condition to participation in the Exchange Offer to represent (i) that any Exchange Notes received by it will be acquired in the ordinary course of its business, (ii) that at the time of the commencement and consummation of the Exchange Offer such Holder has not entered into any arrangement or understanding with any Person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) that such Holder is not an “affiliate” of the Issuer within the meaning of Rule 405 of the Securities Act or, if such Holder is an “affiliate” of the Issuer within the meaning of Rule 405 of the Securities Act, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Notes and (v) if such Holder is a Participating Broker-Dealer, that it will deliver a Prospectus in connection with any resale of the Exchange Notes.

(e)	Plan of Distribution. The Issuer shall (and shall cause each Guarantor to) include within the Prospectus contained in the Exchange Offer Registration Statement a section entitled “Plan of Distribution” reasonably acceptable to the Placement Agents which shall contain a summary statement of the positions taken or policies made by the staff of the SEC with respect to the potential “underwriter” status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Notes received by such broker-dealer in the Exchange Offer for its own account in exchange for Notes that were acquired by it as a result of market-making or other trading activity (a “Participating Broker-Dealer”), whether such positions or policies have been publicly disseminated by the staff of the SEC or such positions or policies, in the judgment of the Placement Agents, represent the prevailing views of the staff of the SEC. Such “Plan of Distribution” section shall also allow, to the extent permitted by applicable policies and regulations of the SEC, the use of the Prospectus by all Persons subject to the prospectus delivery requirements of the Securities Act, including, to the extent so permitted, all Participating Broker-Dealers, for such period of time as such Persons must comply with such requirements in order to resell the Exchange Notes (the “Applicable Period”), and include a statement describing the manner in which Participating Broker-Dealers may resell the Exchange Notes. The Issuer shall use its reasonable best efforts to keep the Exchange Offer Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all Persons subject to the prospectus delivery requirements of the Securities Act during the Applicable Period.

(f)	Issuer Duties in Connection with the Exchange Offer. In connection with the Exchange Offer, the Issuer shall (and shall cause each Guarantor to):

(i)	jointly deliver to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal that is an exhibit to the Exchange Offer Registration Statement, and any related documents;

(ii)	keep the Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or longer if required by applicable law);

(iii)	utilize the services of a depository for the Exchange Offer, which may be the Trustee or an affiliate thereof;

(iv)	permit Holders to withdraw tendered Transfer Restricted Securities at any time prior to the close of business, New York time, on the last Business Day on which the Exchange Offer shall remain open; and

(v)	otherwise comply in all material respects with all applicable laws.

(g)

Issuer’s Duties in Connection with the Transfer Restricted Securities. As soon as practicable after the close of the Exchange Offer, but in no event later than the 30th Business Day or longer, if required by the federal securities laws, after the date on which the Exchange Offer Registration Statement is declared effective, the Issuer shall (and shall cause each Guarantor to):

(i)	accept for exchange all Transfer Restricted Securities validly tendered pursuant to the Exchange Offer, and not validly withdrawn;

(ii)	jointly deliver to the Trustee for cancellation all Transfer Restricted Securities so accepted for exchange; and

(iii)	cause the Trustee to authenticate and deliver promptly to each Holder tendering such Transfer Restricted Securities, Exchange Notes equal in principal amount to the Notes of such Holder so accepted for exchange.

(h)	Issuance of the Exchange Notes. The Exchange Notes may be issued under (i) the Indenture or (ii) an indenture identical to the Indenture (other than such changes as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA), which in either event will provide that the Exchange Notes will not be subject to the transfer restrictions set forth in the Indenture and that the Exchange Notes and the Notes, if any, will be deemed one class of security (subject to the provisions of the Indenture) and entitled to participate in all the security granted by the Issuer pursuant to the Security Documents and in any Subsidiary Guarantee (as such terms are defined in the Indenture) on an equal and ratable basis.

(i)

Shelf Notice. If (i) any Holder notifies the Issuer prior to the 15th Business Day following consummation of the Exchange Offer that: (A) it is prohibited by law or SEC policy from participating in the Exchange Offer; (B) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or (C) it is a broker-dealer and owns Notes acquired directly from the Issuer or an affiliate of the Issuer, (ii) the Issuer and the Guarantor are not required to file the Exchange Offer Registration Statement, or (iii) applicable law or interpretations of the staff of the SEC would not permit the consummation of the Exchange Offer, then the Issuer shall promptly (and in any event within ten Business Days) deliver to the Holders and the Trustee notice thereof (the “Shelf Notice”) and shall as soon as reasonably practicable thereafter (but in no event later than the Shelf Filing Date) file an Initial Shelf Registration pursuant to Section 3.

3.	Shelf Registration Statement

If a Shelf Notice is delivered pursuant to Section 2(i), then this Section 3 shall apply to all Transfer Restricted Securities. Otherwise, upon consummation of the Exchange Offer in accordance with Section 2, the provisions of this Section 3 shall apply solely with respect to (i) Notes held by any Holder thereof not permitted to participate in the Exchange Offer, (ii) Notes held by any broker-dealer that acquired such Notes directly from the Issuer or any of its affiliates and (iii) Exchange Notes that are not freely tradeable as contemplated by Section 2(i)(i)(A) hereof, provided in each case that the relevant Holder has duly notified the Issuer prior to the 15th Business Day following the consummation of the Exchange Offer as contemplated by Section 2(i).

(a)

Initial Shelf Registration Statement. The Issuer shall (and shall cause each Guarantor to), no later than the 30th day following delivery of the Shelf Notice (the “Shelf Filing Date”), file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Transfer Restricted Securities (the “Initial Shelf Registration Statement”). The Issuer shall (and shall cause each Guarantor to) use its reasonable best efforts to cause such Initial Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable thereafter (but in no event more than 45 days after delivery of the Shelf Notice); provided, that the Issuer and the Guarantor shall not be required to cause the Initial Shelf Registration Statement to be declared effective at any time prior to the Effective Date. The Initial Shelf Registration Statement shall be on Form S-1 or another appropriate form permitting registration of such Transfer Restricted Securities for resale by Holders in the manner or manners reasonably designated by them (including, without limitation, one or more underwritten offerings). The Issuer and Guarantor shall not permit any securities other than the Transfer Restricted Securities to be included in any Shelf Registration Statement. The Issuer shall (and shall cause each Guarantor to) use its reasonable best efforts to keep the Initial Shelf Registration Statement continuously effective under the Securities Act until the date which is two years from the Closing Date (subject to extension pursuant to the last sentence of Section 6(w)) (the “Effectiveness Period”), or such shorter period ending when (i) all Transfer Restricted Securities covered by the Initial Shelf Registration Statement have been sold in the manner set forth and as contemplated in the Initial Shelf Registration Statement, (ii) a Subsequent Shelf Registration Statement covering all of the Transfer Restricted Securities covered by and not sold under the Initial Shelf Registration Statement or an earlier Subsequent Shelf Registration Statement has been declared effective under the Securities Act, (iii) all Transfer Restricted Securities can be sold by non-affiliates of the Issuer pursuant to Rule 144 without any limitations under Rule 144 or (iv) there cease to be any outstanding Transfer Restricted Securities.

(b)	Subsequent Shelf Registration Statements. If the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Issuer shall (and shall cause each Guarantor to) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Shelf Registration Statement in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file (and cause each Guarantor to file) an additional “shelf” Registration Statement pursuant to Rule 415 covering all of the Transfer Restricted Securities (a “Subsequent Shelf Registration Statement”). If a Subsequent Shelf Registration Statement is filed, the Issuer shall (and shall cause each Guarantor to) use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration Statement or any Subsequent Shelf Registration Statement was previously continuously effective. As used herein the term “Shelf Registration Statement” means the Initial Shelf Registration Statement and any Subsequent Shelf Registration Statements

(c)	Supplements and Amendments. The Issuer shall promptly supplement and amend any Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration Statement, if required by the Securities Act, or if reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Shelf Registration Statement or by any underwriter of such Transfer Restricted Securities.

(d)	Provision of Information. No Holder of Transfer Restricted Securities shall be entitled to include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer and the Trustee in writing, within 15 days after receipt of a written request therefor, such information as the Issuer and the Trustee after conferring with counsel with regard to information relating to Holders that would be required by the SEC to be included in such Shelf Registration Statement or Prospectus included therein, may reasonably request for inclusion in any Shelf Registration Statement or Prospectus included therein, and no such Holder shall be entitled to Additional Interest pursuant to Section 4 hereof unless and until such Holder shall have provided such information.

4.	Additional Interest

(a)	Events Triggering Additional Interest. The Issuer and the Guarantor acknowledge and agree that the Holders of Transfer Restricted Securities will suffer damages if the Issuer or any Guarantor fails to fulfill their material obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer and the Guarantor agree to pay additional cash interest on the Notes (“Additional Interest”) under the circumstances and to the extent set forth below (each of which shall be given independent effect):

(i)	if (A) the Exchange Offer Registration Statement has not been filed on or prior to the Filing Date or (B) in the event the Issuer and the Guarantor are obligated to file an Initial Shelf Registration Statement pursuant to Section 2(i) and Section 3 above and such Initial Shelf Registration Statement has not been filed on the Shelf Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the date on which such default occurred, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(ii)

if the Exchange Offer Registration Statement is not declared effective on or prior to the Effectiveness Date or, if required to be filed pursuant to Section 2(i) and Section 3 above, the Initial Shelf Registration Statement is not declared effective on or prior to the Effectiveness Date, or if required to be filed pursuant to Section 2 and Section 3 above, the Shelf Registration Statement is not declared effective on or prior to the later to occur of the Effectiveness Date and the 45th day after the Shelf Filing Date, Additional Interest shall accrue on the Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Notes for the first 90 days immediately following the Effectiveness Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

(iii)

if (A) the Exchange Offer is not consummated on or prior to the 30th Business Day after the date on which the Exchange Offer Registration Statement is declared effective (or such later date as required under the federal securities laws if more than 30 days is required under such federal securities laws), (B) the Exchange Offer Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated, or (C) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the second anniversary of its effective date (other than such time as all Notes have been disposed of thereunder), then Additional Interest shall accrue on the Notes, over and above any stated interest, at a rate of 0.25% per annum of the principal amount of such Notes commencing on (1) the 31st Business Day after the Effectiveness Date, in the case of (A) above, or (2) the date the Exchange Offer Registration Statement ceases to be effective without being declared effective again within 30 days, in the case of (B) above, or (3) the day such Shelf Registration Statement ceases to be effective in the case of (C) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that the maximum Additional Interest rate on the Notes may not exceed at any one time in the aggregate 1.00% per annum; and provided further, that (1) upon the filing of the Exchange Offer Registration Statement or Initial Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Initial Shelf Registration Statement (in the case of (ii) above), (3) upon the exchange of Exchange Notes for all Notes tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Offer Registration Statement that had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of (iii)(C) above), Additional Interest on the Notes as a result of such clause (or the relevant subclause thereof), shall cease to accrue. Accrued Additional Interest shall be paid from and including the date on which any of the defaults described in (i) through (iii) above occurred to but excluding the earlier of (i) the date on which Additional Interest would cease to accrue upon the cessation of the applicable event or events of default described in (i), (ii) and/or (iii) above or (ii) the date on which all of the Transfer Restricted Securities, other than any Notes beneficially owned by affiliates of the Issuer, otherwise become freely tradable by all Holders, without further registration under the Securities Act. Notwithstanding any other provision hereof, the accrual and payment of Additional Interest shall be the sole remedy available to any Holder upon the occurrence of any event of default described in Section 4(a)(i) through Section 4(a)(iii) herein or any other failure by the Issuer or any Guarantor to fulfill their material obligations under Section 2 or Section 3 hereof. Holders who do not provide information pursuant to Sections 3(d) or 6(v) in a timely manner shall not be entitled to receive Additional Interest.

(b)	Notice and Payment. The Issuer shall notify the Trustee within three Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an “Event Date”). Any amounts of Additional Interest due pursuant to (a)(i), (a)(ii) or (a)(iii) of this Section 4 will be payable in cash, on the dates and in the manner provided in the Indenture and whether or not any cash interest would then be payable on such date, commencing with the first such semi-annual date occurring after any such Additional Interest commences to accrue. The amount of Additional Interest will be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

5.	Hold-Back Agreements

The Issuer agrees that it will not effect any public or private sale or distribution (including a sale pursuant to Regulation D under the Securities Act) of any securities the same as or similar to those covered by a Registration Statement filed pursuant to Section 2 or 3 hereof

(other than Additional Notes (as defined in the Indenture) issued under the Indenture), or any securities convertible into or exchangeable or exercisable for such securities, during the 10 days prior to, and during the 90-day period beginning on, the effective date of any Registration Statement filed pursuant to Sections 2 and 3 hereof unless the Holders of a majority in the aggregate principal amount of the Transfer Restricted Securities to be included in such Registration Statement consent.

6.	Registration Procedures

In connection with the filing of any Registration Statement pursuant to Sections 2 or 3 hereof, the Issuer shall (and shall cause each Guarantor to) effect such registrations to permit the sale of such securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Issuer hereunder, the Issuer shall (and shall cause each Guarantor to):

(a)	Prepare and file with the SEC as soon as practicable after the date hereof but in any event on or prior to the Filing Date, the Exchange Offer Registration Statement or if the Exchange Offer Registration Statement is not filed because of the circumstances contemplated by Section 2(i), a Shelf Registration Statement as prescribed by Section 3, and use its reasonable best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided that, if (1) a Shelf Registration Statement is filed pursuant to Section 3 or (2) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, before filing any Registration Statement or Prospectus or any amendments or supplements thereto the Issuer shall (and shall cause each Guarantor to), if requested, furnish to and afford the Holders of the Transfer Restricted Securities to be registered pursuant to such Shelf Registration Statement, each Participating Broker-Dealer, the managing underwriters, if any, and each of their respective counsel, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (in each case at least five Business Days prior to such filing). The Issuer and each Guarantor shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must provide information for the inclusion therein without the Holders being afforded an opportunity to review such documentation if the holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement, or any such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, or any of their respective counsel shall reasonably object in writing on a timely basis. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b)	Provide an indenture trustee for the Transfer Restricted Securities or the Exchange Notes, as the case may be, and cause the Indenture (or other indenture relating to the Transfer Restricted Securities) to be qualified under the TIA not later than the effective date of the first Registration Statement; and in connection therewith, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its reasonable best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

(c)	Prepare and file with the SEC such pre-effective amendments and post-effective amendments to each Shelf Registration Statement or Exchange Offer Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to them with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus. The Issuer and each Guarantor shall not, during the Applicable Period, voluntarily take any action that would result in selling Holders of the Transfer Restricted Securities covered by a Registration Statement or Participating Broker-Dealers seeking to sell Exchange Notes not being able to sell such Transfer Restricted Securities or such Exchange Notes during that period, unless such action is required by applicable law, rule or regulation or permitted by this Agreement.

(d)

Furnish to such selling Holders and Participating Broker-Dealers who so request in writing (i) upon the Issuer’s receipt, a copy of the order of the SEC declaring such Registration Statement and any post-effective amendment thereto effective, (ii) such reasonable number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including any documents incorporated therein by reference and all exhibits), (iii) such reasonable number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and each amendment and supplement thereto, and such reasonable number of copies of the final Prospectus as filed by the Issuer and each Guarantor pursuant to Rule 424(b) under the Securities Act, in conformity with the requirements of the Securities Act and each amendment and supplement thereto, and (iv) such other documents (including any amendments required to be filed pursuant to clause (c) of this Section), as any such Person may reasonably request in writing. The Issuer and the Guarantor hereby consent to the use of the Prospectus by each of the selling Holders of Transfer Restricted Securities or each such Participating

Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers, if any, in connection with the offering and sale of the Transfer Restricted Securities covered by, or the sale by Participating Broker-Dealers of the Exchange Notes pursuant to, such Prospectus and any amendment or supplement thereto.

(e)	If a Shelf Registration Statement is filed pursuant to Section 3, or a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period relating thereto, notify in writing the selling Holders of Transfer Restricted Securities, or each such Participating Broker-Dealer, as the case may be, the managing underwriters, if any, and each of their respective counsel promptly (but in any event within two Business Days) (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a Prospectus is required by the Securities Act to be delivered in connection with sales of the Transfer Restricted Securities the representations and warranties of the Issuer and any Guarantor contained in any agreement (including any underwriting agreement) contemplated by Section 6(n) hereof cease to be true and correct, (iv) of the receipt by the Issuer or any Guarantor of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event, the existence of any condition of any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in, or amendments or supplements to, such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement and the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (vi) of any reasonable determination by the Issuer or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate and (vii) of any request by the SEC for amendments to the Registration Statement or supplements to the Prospectus or for additional information relating thereto.

(f)	Use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Transfer Restricted Securities or the Exchange Notes to be sold by any Participating Broker-Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible date.

(g)	If (i) a Shelf Registration Statement is filed pursuant to Section 3, (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period or (iii) reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold in connection with an underwritten offering, (A) promptly incorporate in a Prospectus supplement or post-effective amendment such information or revisions to information therein relating to such underwriters or selling Holders as the managing underwriters, if any, or such Holders or any of their respective counsel reasonably request in writing to be included or made therein and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Issuer has received notification of the matters to be incorporated in such Prospectus supplements or post-effective amendment.

(h)

Prior to any public offering of Transfer Restricted Securities or any delivery of a Prospectus contained in the Exchange Offer Registration Statement by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Transfer Restricted Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities or Exchange Notes, as the case may be, for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer or any managing underwriter or underwriters, if any, reasonably request in writing; provided, that where Exchange Notes held by Participating Broker-Dealers or Transfer Restricted Securities are offered other than through an underwritten offering, the Issuer and the Guarantor agree to cause their counsel to perform Blue Sky investigations and file any registrations and qualifications required to be filed pursuant to this Section 6(h), keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes held by Participating Broker-Dealers or the Transfer Restricted Securities covered by the applicable Registration Statement; provided that neither the Issuer nor any Guarantor shall be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in any such jurisdiction where it is not then so subject.

(i)	If (i) a Shelf Registration Statement is filed pursuant to Section 3 or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is requested to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, cooperate with the selling Holders of Transfer Restricted Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company, and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

(j)	Use its reasonable best efforts to cause the Transfer Restricted Securities covered by any Registration Statement to be registered with or approved by such governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter, if any, to consummate the disposition of such Transfer Restricted Securities, except as may be required solely as a consequence of the nature of such selling Holder’s business, in which case the Issuer shall (and shall cause each Guarantor to) cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals; provided that neither the Issuer nor any Guarantor shall be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject or (iii) subject itself to taxation in any such jurisdiction where it is not then so subject.

(k)

If (i) a Shelf Registration Statement is filed pursuant to Section 3, or (ii) a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, upon the occurrence of any event contemplated by paragraph 6(e)(v), 6(e)(vi) or 6(e)(vii) hereof, as promptly as practicable, prepare and file with the SEC, at the expense of the Issuer and the Guarantor, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Transfer Restricted Securities being sold thereunder or to the purchasers of the Exchange Notes to whom such Prospectus will be delivered by a Participating Broker-Dealer, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if SEC review is required, use its reasonable best efforts to cause such post-effective amendment to be declared effective as soon as possible.

(l)	Use its reasonable best efforts to cause the Transfer Restricted Securities covered by a Registration Statement to be rated with such appropriate rating agencies, if so requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities covered by such Registration Statement or the managing underwriter or underwriters, if any.

(m)	Prior to the initial issuance of the Exchange Notes, (i) provide the Trustee with one or more certificates for the Transfer Restricted Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Exchange Notes.

(n)

If a Shelf Registration Statement is filed pursuant to Section 3, enter into such agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances) and take all such other actions in connection therewith (including those reasonably requested in writing by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold) in order to expedite or facilitate the registration or the disposition of such Transfer Restricted Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders and the underwriters, if any, with respect to the business of the Issuer and its subsidiaries as then conducted, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by Issuer to underwriters in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and confirm the same if and when reasonably required; (ii) obtain an opinion of counsel to the Issuer and the Guarantor and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold), addressed to each selling Holder and each of the underwriters, if any, covering the matters customarily covered in opinions of counsel to the Issuer and the Guarantor requested in underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances; (iii) obtain “cold comfort” letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) from the independent certified public accountants of the Issuer and its consolidated subsidiaries (and, if necessary, any other independent certified public accountants of any other subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings of debt securities similar to the Notes, as may be appropriate in the circumstances, and such other matters as reasonably requested in writing by the underwriters; and (iv) deliver such documents and certificates as may be reasonably requested in writing by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities being sold and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Issuer and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any conditions contained in the underwriting agreement or other similar agreement entered into by the Issuer or any Guarantor.

(o)

If a Shelf Registration Statement is filed pursuant to Section 3, or a Prospectus contained in an Exchange Offer Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Notes during the Applicable Period, make available for inspection by any selling Holder of such Transfer Restricted Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Transfer Restricted Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records and pertinent corporate documents of the Issuer and its subsidiaries (collectively, the “Records”) as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuer and its subsidiaries to supply all information reasonably requested in writing by any such Inspector in connection with such Registration Statement. Each Inspector shall agree in writing that it will keep the Records confidential and not disclose any of the Records unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the information in such Records is public or has been made generally available to the public other than as a result of a disclosure or failure to safeguard by such Inspector or (iv) disclosure of such information is, in the reasonable written opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving such Inspector and arising out of, based upon, related to, or involving this Agreement, or any transaction contemplated hereby or arising hereunder. Each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each Inspector, each selling Holder of such Transfer Restricted Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and, to the extent practicable, use its best efforts to allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential at its expense.

(p)	Comply with all applicable rules and regulations of the SEC and make generally available to the security holders of the Issuer with regard to any Applicable Registration Statement earning statements satisfying the provisions of section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Issuer after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

(q)	Upon consummation of an Exchange Offer, obtain an opinion of counsel to the Issuer and the Guarantor (in form, scope and substance reasonably satisfactory to the Placement Agents), addressed to the Trustee for the benefit of all Holders participating in the Exchange Offer, to the effect that (i) the Issuer has duly authorized, executed and delivered the Exchange Notes and the Indenture, (ii) the Exchange Notes and the Indenture constitute legal, valid and binding obligations of the Issuer and the Guarantor, enforceable against the Issuer and the Guarantor in accordance with their respective terms, except as such enforcement may be subject to customary United States and foreign exceptions and (iii) all obligations of the Issuer and the Guarantor under the Exchange Notes and the Indenture are secured by Liens (as defined in the Indenture) on the assets securing the obligations of the Issuer and the Guarantor under the Notes, Indenture and Security Documents to the extent and as discussed in the Registration Statement.

(r)	If the Exchange Offer is to be consummated, upon delivery of the Transfer Restricted Securities by the Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Notes, mark, or caused to be marked, on such Transfer Restricted Securities that the Exchange Notes, are being issued as substitute evidence of the indebtedness originally evidenced by the Transfer Restricted Securities; provided that in no event shall such Transfer Restricted Securities be marked as paid or otherwise satisfied.

(s)	Cooperate with each seller of Transfer Restricted Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Transfer Restricted Securities and their respective counsel in connection with any filings required to be made with FINRA.

(t)	Use its reasonable best efforts to cause all Securities covered by a Registration Statement to be listed on each securities exchange, if any, on which similar debt securities issued by the Issuer are then listed.

(u)	Use its reasonable best efforts to take all other steps reasonably necessary to effect the registration of the Transfer Restricted Securities covered by a Registration Statement contemplated hereby.

(v)	Require each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected to furnish such information regarding such seller or Participating Broker-Dealer and the distribution of such Transfer Restricted Securities as the Issuer or any Guarantor may, from time to time, reasonably request in writing. The Issuer and Guarantor may exclude from such registration the Transfer Restricted Securities of any seller who fails to furnish such information within a reasonable time (which time in no event shall exceed 15 days, subject to Section 3(d)) hereof) after receiving such request. Each seller of Transfer Restricted Securities or Participating Broker-Dealer as to which any registration is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make the information previously furnished by such seller not materially misleading.

(w)	Each Holder of Transfer Restricted Securities and each Participating Broker-Dealer agrees by acquisition of such Transfer Restricted Securities or Exchange Notes to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 6(e)(ii), 6(e)(iv), 6(e)(v), or 6(e)(vi), such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by a Registration Statement and such Participating Broker-Dealer will forthwith discontinue disposition of such Exchange Notes pursuant to any Prospectus and, in each case, forthwith discontinue dissemination of such Prospectus until such Holder’s or Participating Broker-Dealer’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(k), or until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto and, if so directed by the Issuer, such Holder or Participating Broker-Dealer, as the case may be, will deliver to the Issuer all copies, other than permanent file copies, then in such Holder’s or Participating Broker-Dealer’s possession, of the Prospectus covering such Transfer Restricted Securities current at the time of the receipt of such notice. In the event the Issuer and the Guarantor shall give any such notice, the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each Participating Broker-Dealer shall have received (i) the copies of the supplemented or amended Prospectus contemplated by Section 6(k) or (ii) the Advice.

7.	Registration Expenses

(a)	Expenses Borne by the Issuer and Guarantor. All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer and the Guarantor shall be borne by the Issuer and the Guarantor, whether or not the Exchange Offer or a Shelf Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with FINRA in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws as provided in Section 6(h) hereof (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Transfer Restricted Securities or Exchange Notes and determination of the eligibility of the Transfer Restricted Securities or Exchange Notes for investment under the laws of such jurisdictions (1) where the Holders are located, in the case of the Exchange Notes, or (2) as provided in Section 6(h), in the case of Transfer Restricted Securities or Exchange Notes to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in any Registration Statement or by any Participating Broker-Dealer during the Applicable Period, as the case may be, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of their obligations hereunder, (iv) fees and disbursements of counsel for the Issuer and the Guarantor, (v) fees and disbursements of all independent certified public accountants referred to in Section 6 (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) rating agency fees and the fees and expenses incurred in connection with the listing of the Securities to be registered on any securities exchange, (vii) Securities Act liability insurance, if the Issuer and the Guarantor desire such insurance, (viii) fees and expenses of all other Persons retained by the Issuer and the Guarantor, (ix) fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of FINRA, but only where the need for such a “qualified independent underwriter” arises due to a relationship with the Issuer and the Guarantor, (x) internal expenses of the Issuer and the Guarantor (including, without limitation, all salaries and expenses of officers and employees of the Issuer or the Guarantor performing legal or accounting duties), (xi) the expense of any annual audit, (xii) the fees and expenses of the Trustee and the Exchange Agent and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

(b)	Holder Reimbursement. The Issuer and the Guarantor shall reimburse the Holders for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities to be included in any Registration Statement. The Issuer and the Guarantor shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Exchange Notes in exchange for the Notes; provided that the Issuer shall not be required to pay taxes payable in respect of any transfer involved in the issuance or delivery of any Exchange Notes in a name other than that of the Holder of the Note in respect of which such Exchange Note is being issued. The Issuer and the Guarantor shall reimburse the Holders for fees and expenses (including reasonable fees and expenses of not more than one counsel to the Holders) relating to any proper enforcement of any rights of the Holders under this Agreement. In no event shall the Issuer or the Guarantor be responsible for any broker or similar commissions of any Holders, or except the extent provided herein, any legal fees or other costs of the Holders.

8.	Indemnification

(a)	Indemnification by the Issuer and Guarantor. The Issuer and the Guarantor jointly and severally agree to indemnify and hold harmless each Holder of Transfer Restricted Securities, Exchange Notes and each Participating Broker-Dealer selling Exchange Notes during the Applicable Period, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder, Participating Broker-Dealer and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees as provided in this Section 8) and expenses (including, without limitation, reasonable costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus, or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder or Participating Broker-Dealer and furnished in writing to the Issuer and the Guarantor by such Holder or Participating Broker-Dealer or their counsel expressly for use therein. The Issuer and the Guarantor also agree to indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders or the Participating Broker-Dealer.

(b)	Indemnification by Holder. In connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuer and the Guarantor in writing such information as the Issuer and the Guarantor reasonably request for use in connection with any Registration Statement, Prospectus or form of prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall indemnify and hold harmless the Issuer, the Guarantor, their respective directors and each Person, if any, who controls the Issuer and the Guarantor (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent, but only to the extent, that such losses are finally judicially determined by a court of competent jurisdiction in a final, unappealable order to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuer and the Guarantor expressly for use therein. Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than such Holder’s Maximum Contribution Amount (as defined below).

(c)	Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (the “Indemnifying Party” or “Indemnifying Parties”, as applicable) in writing; but the omission to so notify the Indemnifying Party (i) will not relieve such Indemnifying Party from any liability under paragraph (a) or (b) above unless and only to the extent it is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraphs (a) and (b) above.

(d)

Costs of Indemnification Proceedings. Each Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such proceeding, to assume, at its expense, the defense of any such proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel and reasonably believe that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such proceeding or separate but substantially similar or related proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate counsel (together with appropriate local counsel) at any time for all similarly situated Indemnified Parties).

(e)	Settlement of Indemnification Proceedings. No Indemnifying Party shall be liable for any settlement of any such proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement unless such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance reasonably satisfactory to the Indemnified Party, from all liability in respect of such proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto) and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(f)

Contribution. If the indemnification provided for in this Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission as well as other equitable considerations. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 8(a) or 8(b) was available to such party.

(g)	Maximum Contribution Amount. The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 8(f) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of Section 8(f), a selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount. A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate proceeds received by such Holder pursuant to the sale of such Transfer Restricted Securities or Exchange Notes over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to Section 8(f) are several in proportion to the respective principal amount of the Registrable Securities held by each Holder hereunder and not joint. The Issuer’s and Guarantor’s obligations to contribute pursuant to Section 8(f) are joint and several.

The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

9.	Rules 144 and 144A

(a)

Information Requirements. The Issuer covenants that it shall (a) file the reports required to be filed by it (if so required) under the Securities Act and the Exchange Act in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the written request of any Holder of Transfer Restricted Securities, make publicly available other information necessary to permit sales pursuant to Rule 144 and 144A and (b) take such further action as any Holder may reasonably request in writing, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 and Rule 144A. Upon the request of any Holder, the Issuer shall deliver to such Holder a written statement as to whether it has complied with such information and requirements.

(b)	Availability of Rule 144 Not Excuse for Obligations Under Section 2. The fact that holders of Transfer Restricted Securities may become eligible to sell such Transfer Restricted Securities pursuant to Rule 144 shall not (i) cause such Notes to cease to be Transfer Restricted Securities or (ii) excuse the Issuer’s and the Guarantor’s obligations set forth in Section 2, Section 3 and Section 4 of this Agreement, including without limitation the obligations in respect of an Exchange Offer, Shelf Registration Statement and Additional Interest.

10.	Underwritten Registrations of Transfer Restricted Securities

(a)	Selection of Investment Bankers and Managers. If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Issuer; provided, however, that such investment banker or investment bankers and manager or managers must be reasonably acceptable to the Holders of a majority in aggregate principal amount of such Transfer Restricted Securities included in such offering.

(b)	Holder Participation. No Holder of Transfer Restricted Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder’s Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

11.	Miscellaneous

(a)	Remedies. In the event of a breach (other than any breach which entitles a Holder to receive Additional Interest) by any of the Issuer and the Guarantor of any of their obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture or, in the case of the Placement Agents, in the Placement Agency Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Issuer and the Guarantor agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of the Issuer and the Guarantor of any of the provisions of this Agreement and hereby further agree that, in the event of any action for specific performance in respect of such breach, the Issuer shall (and shall cause each Guarantor to) waive the defense that a remedy at law would be adequate.

(b)	No Inconsistent Agreements. The Issuer and the Guarantor have not entered, as of the date hereof, and each of the Issuer and the Guarantor shall not enter, after the date of this Agreement, into any agreement with respect to any of their securities that is inconsistent with the rights granted to the Holders of Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer and the Guarantor have not entered and will not enter into any agreement with respect to any of their respective securities that will grant to any Person piggy-back rights with respect to a Registration Statement.

(c)	Adjustments Affecting Transfer Restricted Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Transfer Restricted Securities as a class that would adversely affect the ability of the Holders to include such Transfer Restricted Securities in a registration undertaken pursuant to this Agreement.

(d)	Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Transfer Restricted Securities in circumstances that would adversely affect any Holders of Transfer Restricted Securities; provided, however, that Section 8 and this Section 11(d) may not be amended, modified or supplemented without the prior written consent of each Holder which is to be bound by such amendment, modification or supplement. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being tendered pursuant to the Exchange Offer or sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Transfer Restricted Securities may be given by Holders of at least a majority in aggregate principal amount of the Transfer Restricted Securities being tendered or being sold by such Holders pursuant to such Registration Statement.

(e)	Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, next-day air courier or telecopier:

(i)	if to a Holder of Securities or to any Participating Broker-Dealer, at the most current address of such Holder or Participating Broker-Dealer, as the case may be, set forth on the records of the registrar of the Notes, with a copy in like manner to the Placement Agents as follows:

GLOBAL HUNTER SECURITIES, LLC 400 Poydras Street, Suite 3100 New Orleans, Louisiana 70130
Phone:	(504) 410-8017
Facsimile:	(504) 212-1610
Attention:	Gary Meringer, Chief In-House Counsel

KNIGHT CAPITAL AMERICAS, L.P. 51 East Weaver Street 1 Greenwich Office Park South 2nd Floor Greenwich, Connecticut 06831
Telephone:	(203) 930-7305
Facsimile:	(203) 930-7390
Attention:	Kevin Donohue, Esq.

with a copy to (which such copy shall not constitute notice):

PROSKAUER ROSE LLP 11 Times Square New York, New York 10036
Telephone:	(212) 969-3000
Facsimile:	(212) 969-2900
Attention:	Frank Lopez, Esq.

(ii)	if to the Issuer or the Guarantor, as follows:

PLATINUM ENERGY SOLUTIONS, INC. 2100 W. Loop South, Suite 1601 Houston, Texas 77027
Telephone:	(713) 534-1871
Facsimile:	(713) 534-1875
Attention:	Chief Financial Officer

with a copy to (which such copy shall not constitute notice):

KELLEY DRYE & WARREN LLP 333 West Wacker Drive, Suite 2600 Chicago, Illinois 60606
Telephone:	(312) 857-2630
Facsimile:	(312) 857-7095
Attention:	Timothy R. Lavender, Esq.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the United

States mail, postage prepaid, if mailed, one business day after being deposited in the United States mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

(f)	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent Holders of Securities.

(g)	Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h)	Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)	Governing Law; Venue; Waiver of Jury Trial. This Agreement will be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. No legal proceeding may be commenced, prosecuted or continued by any party hereto in any court other than the competent courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereto each hereby irrevocably consent to the jurisdiction of such courts and personal service with respect thereto in respect of any suit, action or proceeding arising out of or relating to this Agreement, and irrevocably accepts for it and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consent, to the fullest extent it may effectively do so under applicable law, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address indicated in the notice provisions of this Agreement, such service to become effective 30 days after such mailing. Each of the parties hereto irrevocably waive, to the fullest extent it may effectively do so under applicable law, trial by jury and any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the parties hereto and may be enforced in any other courts in the jurisdiction of which such parties are or may be subject, by suit upon such judgment.

(j)	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)	Securities Held by the Issuer or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Securities is required hereunder, Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(l)	Third Party Beneficiaries. Holders and Participating Broker-Dealers are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Persons.

(m)	Entire Agreement. This Agreement, together with the Placement Agency Agreement, the Purchase Agreement, the Warrant Agreement, the Indenture and the Security Documents, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Placement Agents on the one hand and the Issuer and the Guarantor on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PLATINUM ENERGY SOLUTIONS, INC.

By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer

PLATINUM PRESSURE PUMPING, INC.

By:	/s/ J. Clarke Legler, II
	Name:	J. Clarke Legler, II
	Title:	Chief Financial Officer

Registration Rights Agreement

Accepted and agreed to:

GLOBAL HUNTER SECURITIES, LLC

By:	/s/ Richard A. Goldenberg
	Name:	Richard A. Goldenberg
	Title:	Head of Global Debt Capital Markets

KNIGHT CAPITAL AMERICAS, L.P.

By:	/s/ David A. Barcus
	Name:	David A. Barcus
	Title:	Managing Director

Registration Rights Agreement